Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Chardan North China Acquisition Corporation (the “Company”) on Form 10-QSB for the period ending March 31, 2006 (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, I Kerry Propper, Chief Financial Officer and Secretary of the Company, certify pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By: /s/ Kerry Propper  Dated: May 15, 2006
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Kerry Propper
Chief Financial Officer and Secretary
(Principal Accounting and Financial Officer)